Exhibit 99.(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Bain Capital Specialty Finance, Inc. of our report dated February 23, 2022 relating to the financial statements, senior securities table and the effectiveness of internal control over financial reporting, which appears in Bain Capital Specialty Finance Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 30, 2022

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